EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

     As independent certified public accountants of FullCircle Registry, Inc., we hereby consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 13, 2003 in the Registration Statement (Form SB-2) filed with the Securities and Exchange Commission.




/s/ Chisholm & Associates

North Salt Lake, Utah
April 15, 2003